Exhibit 10(gg)

                                  AMENDMENT TO
                            EMPLOYMENT AND SEVERANCE
                                   AGREEMENTS

         This Agreement dated October 4, 1999 between fall River Gas Company (the "Company") and Bradford J. Faxon (the "Executive") shall be effective upon the consummation of the merger (the "Merger") of the Company into Southern Union Company ("SUG").

                                    RECITALS

               Whereas, the Executive and the Company are parties to an employment agreement entered into as of September 30, 1991 and amended as of January 1, 1999, (the "Employment Agreement") and a Severance Agreement dated as of January 1, 1999 (the "Severance Agreement"); and

               Whereas, the Company desires to assure the continued service of Executive following the Merger, and Executive is desirous of committing himself to such service; and

               Whereas, the Executive and the Company desire to amend certain provisions of the Employment Agreement and the Severance Agreement effective upon consummation of the Merger;

                                   AGREEMENTS

               NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which is acknowledged by the Company and the Executive, the Company and the Executive hereby agree as follows:
               1 .Section 2 of the Employment Agreement shall be amended to read in its entirety as follows:

                 "Executive shall have decision making authority, subject to the control of the board of directors and chief operating officer of the Company, over the employees and operations that constitute the Fall River Gas Company business immediately prior to consummation of the Merger (as such business may be modified by SUG). The Executive shall perform his duties hereunder faithfully and to the best of his abilities and in furtherance of the business of the Company and shall devote his full business time, energy, attention and skill to the business of the Company and to the promotion of its interests. Executive's title and duties shall be those of a division president of SUG. Executive agrees that his duties as described in this paragraph shall not constitute "Good Reason" under the Severance Agreement."

               2. Section 3 of the Employment Agreement shall be amended to read in its entirety as follows:

               "The term of the Executive's employment hereunder shall be for a three-year period beginning on the date of consummation of the Merger."

               3. Section 4 of the Employment Agreement shall be amended to read in its entirety as follows:

                             "The Company agrees to pay and the Executive agrees
               to accept, in accordance with the provisions contained herein, as compensation for performance of his duties and obligations to the Company hereunder, a salary at an annual rate as established by the Executive Committee of the Board of Directors of the Company from time to time, but in no event less than the annual rate in effect for the then immediately preceding twelve-month period.

               4. Section 5 of the Employment Agreement is amended by adding the following as a new paragraph (b) thereof:

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                             "(b) In addition to the foregoing, the Executive
               shall be paid a cash bonus of $55,555.56 for each full month of the eighteen (18) months following consummation of the Merger ($1,000,000 in the aggregate) during which the Executive shall remain in the employment of the Company. In the event that Executive's employment is terminated by Executive or the Company for any reason during the 36-month period following consummation of the Merger, the Company may set off against any payments due Executive under the Severance Agreement one hundred percent (100%) of the cash bonuses received by Executive under this subsection. Amounts paid under this subsection or under the Severance Agreement shall not be taken into account (i) as wages for purposes of the Medicare Tax Reimbursement and related Gross-Up Payment under subsection 7(f) of the Employment Agreement, or (ii) as compensation for purposes of any pension or other benefit plan or program."

               5. Subsection 7(a) of the Employment Agreement shall be amended by replacing the term "Company" with the term "Division" in each place it appears, and by adding the following to the end of such subsection:

                             "For this purpose, the term 'Division' shall mean
               the Fall River Gas Company Division of SUG. In addition, the Executive shall be eligible to participate in the Southern Union Company Supplemental Deferred Compensation Plan and shall be eligible to be granted awards under the Southern Union 1992 Long Term Stock Incentive Plan, as amended, in the discretion of the committee administering such plan, in each case in accordance with the terms and conditions of the respective plan."

               6. Subsection 7(h) of the Employment Agreement shall be amended to read in its entirety as follows:

                             "For a period commencing with the month in which
               termination of employment for other than Cause shall have occurred, and ending upon the later of the date of the Executive's or the Executive's spouse's death, or such earlier date as the Executive becomes covered by another employer's group health plan, the Executive, his spouse, and any eligible dependents (to the extent they continue to be eligible) shall continue to be entitled to receive all health and dental care benefits provided from time to time to active employees of the Fall River Gas Company Division of SUG, at no cost to the Executive. Benefits under this subsection shall be provided either under this Agreement or the Severance Agreement, but not both."

               7. Section 9 of the Employment Agreement shall be amended by adding the following to the end thereof:

                             "Notwithstanding the foregoing provisions of this
               Section 9, in the event Executive's employment is terminated (by Executive or the Company) for any reason within 36 months following consummation of the Merger, Executive shall be entitled to receive either (but not both) of:

                             (I) the benefits he is entitled to under the
Severance Agreement (offset by the amount of the bonus payments received under subsection 5(b) of the Employment Agreement); or

                             (ii) the benefits he is entitled to under Section 9
of the Employment Agreement.

                             As a condition to receiving payments under the
               Severance Agreement or Section 9 of the Employment Agreement, the Executive shall execute SUG's standard form of waiver and release of all claims."

               8. The last sentence of Section 15 of the Employment Agreement shall be amended to read as follows:

                             "The Parties further agree that all arbitration
               costs and expenses, including attorneys' fees for counsel representing the Executive and counsel representing the Company, shall be paid by the Company, except that attorneys' fees for counsel representing the Executive shall not be paid by the Company in the event the Arbitrator determines that the employment of the Executive hereunder was properly terminated for Cause or that Executive's material claim is, or claims are, frivolous or without merit, in which event the Executive shall bear all such fees, costs, and expenses."

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               9. Section 3(c) of the Severance Agreement shall be amended to read in its entirety as follows:

                             "For a period commencing with the month in which
             termination of employment as described in paragraph 3 hereof shall have occurred, and ending upon the later of the date of the Executive's or Executive's spouse's death, or such earlier date as the Executive becomes covered by another employer's group health plan, the Executive, his spouse, and any eligible dependents (to the extent they continue to be eligible) shall continue to be entitled to receive all health and dental care benefits provided from time to time to active employees of the Fall River Gas Company Division of SUG, at no cost to the Executive. Benefits under this subsection shall be provided either under this Agreement or the Employment Agreement, but not both."

             10. Section 3 of the Severance Agreement shall be amended by adding a new subparagraph (d) to the end thereof, which shall read as follows:

                             "(d) Any payments due to the Executive under this
             Severance Agreement shall be reduced by the amount of any bonus payments made to the Executive under subsection 5(b) of the Employment Agreement (as amended by the Amendment to Employment and Severance Agreements dated October 4, 1999). As a condition to receiving payments under this Severance Agreement, the Executive shall execute SUG's standard form of waiver and release of all claims. Amounts paid under this Severance Agreement shall not be taken into account (i) as wages for purposes of the Medicare Tax Reimbursement and related Gross-Up Payment under subsection 7(f) of the Employment Agreement, or (ii) as compensation for purposes of any pension or other benefit plan or program."

               11. The first sentence of Section 7(a) of the Severance Agreement shall be amended to read as follows:

                             "Except for the set-off provided for in subsection
             5(b) of the Employment Agreement (as amended by the Amendment to Employment and Severance Agreements dated October 4, 1999), the Company's obligation to make the payments provided for in this Severance Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which the Company may have against the Executive or others."

               12. Section 11 of the Severance Agreement shall be amended by adding the following to the end thereof:

               "Notwithstanding the foregoing, the definition of Change in Control shall only apply to the merger of Fall River Gas Company into SUG."

             13. The provisions of this Amendment to Employment and Severance Agreements shall be effective only upon consummation of the Merger. Except as amended by this document, the provisions of the Employment Agreement and the Severance Agreement shall remain in effect.

             Dated: October 4, 1999 The Executive:
                                                   _____________________________
                                                        Bradford J. Faxon
                                                            President

                                                      FALL RIVER GAS COMPANY

                                                      By:_______________________
                                                           Peter H. Thanas
                                             Senior Vice President and Treasurer

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